EXHIBIT 23.1

Consent of Independent Auditors

We hereby consent to the incorporation by reference in the Registration Statements (No. 333-73482, No. 333-117695, No. 333-133227, No. 333-133305, No. 333-142187, No. 333-158523, No. 333-180856, No. 333-180857, No. 333-194484, and No. 333-217553) on Form S-8 of AMN Healthcare Services, Inc. and subsidiaries of our report dated May 1, 2020, relating to the consolidated financial statements of Stratus Video Holding Company and Subsidiaries which appears in this Amendment No. 1 to Current Report on Form 8-K.

/s/ Mayer Hoffman McCann CPAs
The New York Practice of Mayer Hoffman McCann P.C.

New York, New York
May 1, 2020